UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2006

COUNTERPATH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

8th Floor, 100 West Pender Street, Vancouver, British Columbia, Canada V6B 1R8

(Address of principal executive offices and Zip Code)

604.320.3344

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2006, we entered into a stock option agreement with an employee granting him the right to purchase an aggregate of 300,000 shares of our common stock at an exercise price of $0.59 per share exercisable for a period of ten years pursuant to our 2005 Amended and Restated Stock Option Plan. The options will vest in accordance with the stock option agreement. The form of stock option agreement was filed as Exhibit 10.3 to the Form 8-K that was filed with the Securities Exchange Commission on January 17, 2006.

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Item 3.02. Unregistered Sales of Equity Securities.

On July 26, 2006, we granted stock options to an employee to purchase an aggregate of 300,000 shares of our common stock at an exercise price of $0.59 per share, exercisable for a period of ten years pursuant to our 2005 Amended and Restated Stock Option Plan. The options are subject to vesting provisions as set forth in the stock option agreement dated July 26, 2006. We issued the stock options to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH SOLUTIONS, INC.

By: /s/ Mark Bruk___________________

Mark Bruk
Chairman and Chief Executive Officer

Dated: July 28, 2006

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